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                                                                EXHIBIT 4.9

                            STOCK OPTION AGREEMENT
                            ----------------------

                       HOLLYWOOD CASINO CORPORATION 1996
                       ---------------------------------
                       NON-EMPLOYEE DIRECTOR STOCK PLAN
                       --------------------------------


     1.  Grant of Option.  Pursuant to the Hollywood Casino Corporation 1996
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Non-Employee Director Stock Plan (the "Plan") for Outside Directors of Hollywood
Casino Corporation, a Delaware corporation (the "Company"), the Company grants to

                     _____________________________________
                             (Name of Participant)

an option to purchase from the Company a total of _____________ full shares ("Optioned Shares") of Common Stock ("Common Stock") of the Company at $__________ per share (being the Fair Market Value per share of the Common Stock on the Date of Grant), in the amounts, during the periods, and upon the terms and conditions set forth in this Agreement. The Date of Grant of this Stock Option is ________________, 19__. This is a Non-qualified Stock Option.

     2.  Subject to Plan.  This Stock Option and its exercise are subject to the
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terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. In addition, this Stock Option is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.

     3.  Time of Exercise.  Except as specifically provided in this Agreement
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and subject to certain restrictions and conditions set forth in the Plan, this
Stock Option is exercisable in whole or in part at any time during its Option Period after the expiration of six months from the Date of Grant.

     4.  Term; Forfeiture.   This Stock Option, and all unexercised Optioned
         ----------------
Shares granted to the Participant hereunder, will terminate and be forfeited at the first of the following to occur:

         (a) 5 p.m. on the tenth anniversary of the Date of Grant;

         (b) 5 p.m. on the date which is twelve (12) months following the Participant's Termination of Service as a Director due to death or Total and Permanent Disability;
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         (c) 5 p.m. on the date which is three (3) months following the
     Participant's Termination of Service as a Director due to Retirement; or

         (d) 5 p.m. on the 30th day after the day of any other Termination of Service as a Director.

     5.  Who May Exercise.  Subject to the terms and conditions set forth in
         ----------------
Sections 3 and 4 above, during the lifetime of the Participant, this Stock Option may be exercised only by the Participant, or by the Participant's guardian. If the Participant's Service as a Director terminates as a result of death or Total and Permanent Disability prior to the termination date specified in Section 4(a) hereof and the Participant has not exercised this Stock Option in full as of the date of death or Total and Permanent Disability, the following persons may exercise this Stock Option on behalf of the Participant at any time prior to the earlier of the dates specified in Sections 4(a) or (b) hereof: (i) if the Participant is disabled, the guardian of the Participant; or (ii) if the Participant dies, the personal representative of his estate, or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

     6.  Restrictions.  This Stock Option may be exercised only with respect to
         ------------
full shares, and no fractional share of stock shall be issued.

     7.  Manner of Exercise.  Subject to such administrative regulations as the
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Board or the Committee may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares with respect to which the Stock Option is to be exercised and the date of exercise thereof (the "Exercise Date") which shall be at least three
(3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows: (a) cash, certified check, bank draft, or money order payable to the order of the Company, and/or (b) any other form of payment which is acceptable to the Committee. Common Stock which is acquired by the Participant pursuant to the exercise of a Stock Option may not be used to exercise a subsequent Stock Option until and unless such shares have been held for a period of six months.

     Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration, or qualification of the Stock Option or the Optioned Shares upon any


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securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, the Participant's right to purchase such Optioned Shares may be terminated by the Company.

     8.  Non-Assignability.  This Stock Option is not assignable or transferable
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by the Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended.

     9.  Rights as Stockholder.  The Participant will have no rights as a
         ---------------------
stockholder with respect to any shares covered by this Stock Option until the issuance of a certificate or certificates to the Participant for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

     10. Adjustment of Number of Shares and Related Matters.  The number of
         --------------------------------------------------
shares of Common Stock covered by this Stock Option, and the Option Price thereof, shall be subject to adjustment in accordance with ARTICLES 12 and 13 of the Plan.

     11. Participant's Representations.  Notwithstanding any of the provisions
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hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Board shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

     Participant further represents that Participant will not exercise any Stock Option granted to Participant under this Agreement during the six (6) months following the Date of Grant.

     12. Investment Representation.  Unless the Common Stock is issued to him
         -------------------------
in a transaction registered under applicable federal and state securities laws, by his or her execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the

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Participant for investment purposes for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

     13. Participant's Acknowledgments.  The Participant acknowledges receipt
         ------------------------------
of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Agreement.

     14. Law Governing.  This Agreement shall be governed by, construed, and
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enforced in accordance with the laws of the state of Texas (excluding any conflicts of law rule or principle of Texas law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

     15. No Employment Relationship.  The Participant is not an employee of the
         --------------------------
Company or any of its subsidiaries. Nothing herein shall be construed to create an employer-employee relationship between the Company and the Participant.

     16. Legal Construction.  In the event that any one or more of the terms,
         -------------------
provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

     17. Covenants and Agreements as Independent Agreements.  Each of the
         --------------------------------------------------
covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

     18. Entire Agreement.  This Agreement together with the Plan supersede any
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and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement

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acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

     19. Parties Bound.  The terms, provisions, representations, warranties,
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covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

     20. Modification.  No change or modification of this Agreement shall be
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valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted in the Plan.

     21. Headings.  The headings that are used in this Agreement are used for
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reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     22. Gender and Number.  Words of any gender used in this Agreement shall
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be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

     23. Notice.  Any notice required or permitted to be delivered hereunder
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shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

         (A)    Notice to the Company shall be addressed and delivered as
                      follows:

                HOLLYWOOD CASINO CORPORATION
                13455 Noel Road, Suite 2200
                Dallas, Texas 75240

                ATTENTION:  Secretary


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         (B)    Notice to the Participant shall be addressed and delivered as follows:

                ________________________________________
                ________________________________________
                ________________________________________

     24.  Commission.  To the extent required by law, stock ownership under the
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Plan and this Agreement will be subject to review by each Commission pursuant to the provisions of the applicable Act. If, after exercise of any Stock Options granted under the Plan, the Participant is found to be disqualified by a Commission, the Participant shall dispose of his or her shares of Common Stock and the Company shall have the absolute right to repurchase such shares at the then Fair Market Value or the Option Price, whichever is the lesser.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

                                 HOLLYWOOD CASINO CORPORATION



                                 By: ________________________________________
                                 Title: _____________________________________


                                 PARTICIPANT:



                                 _____________________________________________


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